POTENTIAL 2004 DIVESTITURES
                              EBITDA Reconciliation
                                 Projected 2004
                                  (In millions)



Revenues                                                                $ 204.1
Costs and expenses:
        Wages and related                                                 113.9
        Provision for insurance and related items                          24.1
        Other operating and administrative                                 62.0
                                                                  --------------
             Total costs and expenses                                     200.0
                                                                  --------------
Facility specific EBITDA (Potential 2004 divestitures)                      4.1
     Other income (expenses):
        Depreciation and amortization                                      (4.2)
        Interest expense                                                   (0.5)
                                                                  --------------
              Total other expenses, net                                    (4.7)
                                                                  --------------
Loss before provision for income taxes                                   $ (0.6)
                                                                  ==============

Note: Expected results for 2004, on a full-year basis, excluding the allocation of overhead costs.